                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

                                                                    THREE MONTHS
                                                                       ENDED
                                                                     MARCH 31,
                                                                   -------------
                                                                    2008    2007
                                                                   -----   -----
                                                                    (DOLLARS IN
                                                                     MILLIONS)
Net income.......................................................  $   6   $   5
Add:
Interest expense.................................................     25      40
Portion of rentals representative of the interest factor.........      4       3
Income tax expense (benefit) and other taxes on income...........      5       2
Minority interest................................................      3       2
Amortization of interest capitalized.............................      1      --
Undistributed (earnings) losses of affiliated companies in which
  less than a 50% voting interest is owned.......................     (2)     --
                                                                   -----   -----
  Earnings as defined............................................  $  42   $  52
                                                                   =====   =====
Interest expense.................................................  $  25   $  40
Interest capitalized.............................................      2       1
Portion of rentals representative of the interest factor.........      4       3
                                                                   -----   -----
  Fixed charges as defined.......................................  $  31   $  44
                                                                   =====   =====
Ratio of earnings to fixed charges...............................   1.35    1.18
                                                                   =====   =====

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